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As Filed with the Securities and Exchange Commission on April 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GUITAR CENTER, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4600862 (I.R.S. Employer Identification No.)

5795 Lindero Canyon Road
Westlake Village, California 91362
(Address of Principal Executive Offices including Zip Code)

THE 2004 GUITAR CENTER, INC. INCENTIVE STOCK AWARD PLAN
(Full title of the Plan)

Bruce Ross Executive Vice President and Chief Financial Officer Guitar Center, Inc. 5795 Lindero Canyon Road Westlake Village, California 91362 (818) 735-8800	Copy to: Anthony J. Richmond, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,400,000	$36.66	$51,324,000	$6,503

(1)
This registration statement shall also cover any additional shares of common stock which become issuable under The 2004 Guitar Center, Inc. Incentive Stock Award Plan, as amended (the "Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Company's Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 1,400,000 shares registered hereunder (based on the average of the high ($37.00) and low ($36.31) prices for the Company's Common Stock reported by the Nasdaq National Market on April 26, 2004).

        Proposed sales to take place as soon after the effective date of the Registration Statement as options or other rights granted under the Plan are exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which we previously filed with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement:

  (a)
  Our Annual Report on Form 10-K for the year ended December 31, 2003;

  (b)
  Our Proxy Statement for our Annual Meeting of Stockholders held April 29, 2004 and filed with the SEC on March 11, 2004;

  (c)
  Item 5 of our Current Report on Form 8-K filed with the SEC on January 29, 2004;

  (d)
  Item 5 of our Current Report on Form 8-K filed with the SEC on April 27, 2004; and

  (e)
  The description of Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 6, 1997, including any subsequent amendment or report filed for the purpose of updating such description.

        In addition, all documents we filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Our Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law, we will indemnify and advance indemnification expenses on behalf of all of our directors and officers, and will indemnify such other persons as may be required by statute, or our

Amended and Restated Bylaws. To the fullest extent permitted by the Delaware General Corporation Law, a director will not be personally liable to us or our stockholders for monetary damages for any breach of his fiduciary duty as a director. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our directors from compliance with federal or state securities laws. Our Restated Certificate of Incorporation also permits us (i) to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or our Amended and Restated Bylaws, against any liability which may be asserted against any such person, and (ii) enter into contracts providing for the indemnification of any director, officer or other person to the full extent permitted by Delaware law.

        Our Amended and Restated Bylaws provide that we shall indemnify, in the manner and to the fullest extent permitted by law, any person (or estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether or not in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of our company, and at the discretion of the Board of Directors may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans). To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. This indemnification does not limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification for us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. We may also purchase and maintain liability insurance on behalf of directors, officers and other persons and we generally enter into indemnification contracts providing for mandatory indemnification of such persons and advancement of expenses to the fullest extent permitted by applicable law.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number		Document
5.1		Opinion of Latham & Watkins LLP
10.1	*	The 2004 Guitar Center, Inc. Incentive Stock Award Plan
23.1		Independent Auditors' Consent
23.2		Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
24.1		Power of Attorney (included in the signature page of this Registration Statement)

*
Incorporated by reference to our proxy materials filed with the SEC on March 11, 2004 relating to our annual meeting on April 29, 2004.

Item 9. Undertakings.

(a)
The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 29th day of April, 2004.

GUITAR CENTER, INC., a Delaware corporation
By:	/s/ BRUCE ROSS Bruce Ross Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Larry Thomas, Marty Albertson, Bruce Ross and Lee Smith, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY THOMAS Larry Thomas	Chairman, Co-Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2004
/s/ MARTY ALBERTSON Marty Albertson	President, Co-Chief Executive Officer and Director	April 29, 2004
/s/ BRUCE ROSS Bruce Ross	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	April 29, 2004
/s/ ERICK MASON Erick Mason	Executive Vice President, Chief Administrative Officer (Principal Accounting Officer)	April 29, 2004
/s/ WM. CHRISTOPHER GOROG Wm. Christopher Gorog	Director	April 29, 2004

/s/ WAYNE INOUYE Wayne Inouye	Director	April 29, 2004
/s/ GEORGE JONES George Jones	Director	April 29, 2004
/s/ LARRY LIVINGSTON Larry Livingston	Director	April 29, 2004
/s/ GEORGE MRKONIC George Mrkonic	Director	April 29, 2004
/s/ KENNETH REISS Kenneth Reiss	Director	April 29, 2004
/s/ WALTER ROSSI Walter Rossi	Director	April 29, 2004
/s/ PETER STARRETT Peter Starrett	Director	April 29, 2004

Index to Exhibits

Exhibit Number		Document
5.1		Opinion of Latham & Watkins LLP
10.1	*	The 2004 Guitar Center, Inc. Incentive Stock Award Plan
23.1		Independent Auditors' Consent
23.2		Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
24.1		Power of Attorney (included in the signature page of this Registration Statement)

*
Incorporated by reference to the Registrant's proxy materials filed with the SEC on March 11, 2004 relating to the Registrant's annual meeting on April 29, 2004.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information .
  Item 2. Registrant Information and Employee Plan Annual Information .
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference .
  Item 4. Description of Securities .
  Item 5. Interests of Named Experts and Counsel .
  Item 6. Indemnification of Directors and Officers .
  Item 7. Exemption From Registration Claimed .
  Item 8. Exhibits .
  Item 9. Undertakings .
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits